UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 8, 2014

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-31569	41-1775532
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of Canterbury Park Holding Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the year ended December 31, 2014. The Audit Committee determined to dismiss Grant Thornton, LLP as the Company’s independent registered public accounting firm effective on September 8, 2014.

The reports of Grant Thornton, LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012 and the subsequent interim periods through September 8, 2014, there were no (a) disagreements between the Company and Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton, LLP would have caused it to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events as defined in Item 304(a)(1)(v) of regulation S-K.

The Company provided Grant Thornton, LLP a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Grant Thornton, LLP a letter addressed to the Securities and Exchange Commission indicating whether or not it agrees with such disclosures. A copy of this letter, dated September 12, 2014 is attached as Exhibit 16.

The Audit Committee also approved the engagement of Wipfli, LLP as the Company’s new independent registered public accounting firm effective September 12, 2014. During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim periods through September 8, 2014, the Company did not consult with Wipfli, LLP regarding any matters described in Item 304(a)(2) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits

Exhibit 16.          Letter from Grant Thornton, LLP dated September 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: September 12, 2014	By:	/s/ Randall D. Sampson
Randall D. Sampson President & Chief Executive Officer